                                                                    Exhibit 23.9


                                    CONSENT

     We hereby consent to the filing, by the incorporation by reference, of our opinions referred to below as exhibits to the Registration Statement relating to the securities of UBS Americas Inc. (as successor by merger to Paine
Webber Group Inc.) set forth on Annex A. We also hereby consent to the references to us under the heading "Validity of the Securities" in the Prospectus relating to the debt securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                             Very truly yours,

                                             /s/ Theodore A. Levine


333-63107
333-17913
333-58124
333-47267
33-39818
33-29253
33-7738
2-99979

Annex A

Medium-Term Senior Notes, Series C
Medium-Term Subordinated Notes, Series D

$150,000,000 of 9 1/4% Notes Due 2001
$100,000,000 of 7 7/8% Notes Due 2003
$200,000,000 of 6 1/2% Notes Due 2005
$100,000,000 of 6 3/4% Notes Due 2006
$200,000,000 of 7 5/8% Notes Due 2014
$125,000,000 of 8 7/8% Notes Due 2005
$125,000,000 of 8 1/4% Notes Due 2002
$150,000,000 of 7 5/8% Notes Due 2008
$250,000,000 of 6.55% Notes Due 2008
$340,000,000 of 6.45% Notes Due 2003
$525,000,000 of 6 3/8% Notes Due 2004
$275,000,000 of 7 5/8% Notes Due 2009
$175,000,000 of 7 3/4% Notes Due 2002